Exhibit 4.4

Execution Version

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on June 15, 2018 (the “Effective Date”), by and among:

1.	Cango Inc., a company incorporated under the Laws of the Cayman Islands (the “Company”),

2.	Cango Group Limited, a company incorporated under the Laws of Hong Kong (the “HK Company”),

3.	Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd. (灿谷隆(上海)信息科技咨询服务有限公司), a wholly foreign-owned enterprise incorporated under the Laws of the PRC (the “WFOE”),

4.	Shanghai Cango Investment and Management Consultation Service Co., Ltd. (上海灿谷投资管理咨询服务有限公司), a limited liability company incorporated under the Laws of the PRC (the “Domestic Company”),

5.	Huaiyuan L.P., a limited partnership incorporated under the Laws of British Virgin Islands,

6.	Minghuai L.P., a limited partnership incorporated under the Laws of British Virgin Islands,

7.	Xiehuai L.P., a limited partnership incorporated under the Laws of British Virgin Islands (together with Huaiyuan L.P. and Minghuai L.P., each, a “Partnership” and collectively, the “Partnerships”),

8.	each of the individuals and their respective holding companies owned by such individual listed on Schedule A attached hereto (each such individual, the “Principal” and collectively, the “Principals”, each such holding company, the “Principal Holding Company” and collectively, the “Principal Holding Companies”), and

9.	each Person listed on Schedule B hereto (each, an “Investor”, and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Series C Purchase Agreement (as defined below).

RECITALS

A	The Company owns one hundred percent (100%) of the equity interest in the HK Company. The HK Company owns one hundred percent (100%) of the equity interest in the WFOE, which in turn Controls the Domestic Company by a Captive Structure.

B	The Domestic Company and WFOE are engaged in the business in relation to automotive financing facilitation, automotive transaction facilitation and aftermarket service facilitation (the “Business”).

C	The Series C Investors have agreed to purchase from the Company, and the Company has agreed to sell, allot and issue to the Series C Investors, certain Series C Preferred Shares of the Company on the terms and conditions set forth in the Series C Preferred Shares Purchase Agreement dated June 4, 2018 by and among the Company, the Principals, the Principal Holding Companies, the HK Company, the WFOE, the Domestic Company, the Partnerships, the Major Series C Investor and certain other parties named therein (the “Series C Purchase Agreement”).

D	The Series C Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Series C Purchase Agreement.

E	The Parties (other than the Series C Investors) hereto entered into a Shareholders Agreement dated as of March 23, 2018 (the “Prior Agreement”).

F	The Parties, constituting the requisite parties to amend the Prior Agreement, desire to amend and restate the Prior Agreement by entering into this Agreement, which shall supersede and replace the Prior Agreement in its entirety.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the US or PRC, as applicable, applied on a consistent basis.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an individual, the term “Affiliate” also includes the Immediate Family Members of such individual, and in the case of an Investor, the term “Affiliate” also includes (a) any shareholder of the Investor, (b) any of the shareholders’ or the Investor’s general partners or limited partners, (c) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, (d) trusts Controlled by or for the benefit of any such Person referred to in (a), (b) or (c).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the US, or any other act or omission within that jurisdiction, the securities Laws of the US, including the Exchange Act and the Securities Act, and any applicable Law of any state of the US, and (ii) with respect to any offering of securities in any jurisdiction other than the US, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Big 4” means any of Pricewaterhouse Coopers, KPMG International, Deloitte Touche Tohmatsu, or Ernst & Young, or any successor company thereto.

“Board” or “Board of Directors” means the board of directors of the Company.

“Boyu” means Harmonic Century Limited.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Hong Kong, the PRC, Singapore or US.

“Captive Structure” means the structure under which the WFOE Controls the Domestic Company through the Control Documents.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Cinda” means Harbourside 1712 Limited.

“Circular 37” means the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment, Financing and Round Trip Investment via Special Purpose Companies issued by SAFE on July 14, 2014, as amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the US, the Securities and Exchange Commission of the US or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the US, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company Accountant” means one of the “Big 4” or a reputable firm of independent certified public accountants recommended by the Principals and acceptable to each Major Series A Investor, each Major Series B Investor and the Major Series C Investor.

“Convertible Securities” means any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means the following contracts collectively: (i) Exclusive Business Cooperation Agreements (独家业务合作协议) entered into by and between the WFOE and Domestic Company, (ii) Exclusive Option Agreements (独家购买权合同) entered into by and among the WFOE, the Domestic Company and each equity holder of the Domestic Company, (iii) Power of Attorneys (授权委托书) entered into by and between the WFOE and each equity holder of the Domestic Company, (iv) Share Pledge Agreements (股权质押协议) entered into by and among the WFOE, the Domestic Company and each equity holder of the Domestic Company, and (v) Spousal Consent issued by the spouse of each Founder, in each case as in effect on March 23, 2018.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Didi” means Links Advance and any of its Affiliates that holds any Shares.

“Didi Restricted Persons” means any Person as set forth in Schedule D attached hereto, which list may be updated from time to time upon written agreement between Links Advance and the Company.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Government Official” means (a) any official, employee or representative of, or any other person acting in an official capacity for or on behalf of (i) any Governmental Authority, including any entity owned or controlled thereby; (ii) any political party or political candidate; or (iii) any public international organisation, (b) any candidate for political office or an person acting on his or her behalf, and (c) director, officer or employee or agent of a wholly owned or partially state-owned or Controlled enterprise, including a PRC state-owned or Controlled enterprise.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” has the meaning set forth in the Series C Purchase Agreement.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Immediate Family Member” has the meaning given to such term in the Memorandum and Articles.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Information Rights Holder” means any of the Major Series A Investors, Major Series B Investors and Major Series C Investor.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the US.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.

“Links Advance” means Links Advance Holdings Limited.

“Major Group Companies” means, collectively, the HK Company, the WFOE, the Domestic Company, Shanghai Can Gu Electronic Science and Technology Co., Ltd. (上海灿谷电子科技有限公司), Shanghai Can Gu Automobiles Sales and Services Co., Ltd. (上海灿谷汽车销售服务有限公司) and Shanghai Youcheyoujia Financial Leasing Co., Ltd. (上海有车有家融资租赁有限公司), and “Major Group Company” refers to any of the Major Group Companies.

“Major Investors” means the Major Series A Investors, Major Series B Investors and Major Series C Investor.

“Major Series A Investors” means the Series A-1 Investor and the Series A-3 Investor.

“Major Series B Investors” means Taikang, Tencent and Links Advance.

“Major Series C Investor” means DiDi Sunshine Investments L.P..

“Memorandum and Articles” means the Second Amended and Restated Memorandum of Association of the Company and the Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Ordinary Shares” means the Company’s Ordinary Shares, par value US$0.0001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, joint venture, trust, estate, unincorporated organization, Governmental Authority or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares of the Company.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the US.

“Right of First Refusal & Co-Sale Agreement” means the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated June 15, 2018 by and among the Company and certain other parties named therein, as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means collectively, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and the Series A-3 Preferred Shares of the Company.

“Series A-1 Preferred Shares” means Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and other Transaction Documents.

“Series A-1 Investor” means Warburg Pincus Cango Fintech Investment Company Limited.

“Series A-2 Preferred Shares” means Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and other Transaction Documents.

“Series A-2 Investor” means PV Peacock Limited.

“Series A-3 Preferred Shares” means Series A-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and other Transaction Documents.

“Series A-3 Investor” means Zodiac One Limited.

“Series B Investors” means the applicable entities as set forth in the table entitled “Series B Investors” in Schedule B of this Agreement.

“Series B Preferred Shares” means Series B Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and other Transaction Documents.

“Series C Investors” means the applicable entities as set forth in the table entitled “Series C Investors” in Schedule B of this Agreement.

“Series C Preferred Shares” means Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles and other Transaction Documents.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Special Group Companies” includes each Group Company (other than the Company and the Major Group Company) that generates equal to or more than ten percent (10%) of the annual revenue or annual profit of the Group Companies on consolidated basis.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Taikang” means Magic Spark Inc. and TK Autolink Inc..

“Tencent” means Tencent Mobility Limited.

“Tencent Restricted Persons” means any Person as set forth in Schedule C attached hereto.

“Transaction Documents” has the meaning set forth in the Memorandum and Articles.

“Transfer” has the meaning given to such term in the Right of First Refusal & Co-Sale Agreement.

“US” means the United States of America.

“US Person” means United States person as defined in Section 7701(a)(30) of the Code.

“Weijinke” means RXD International. Ltd.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4(b)
Agreement	Preamble
Appointing Shareholder(s)	Section 9.2(b)
Approving Holders	Section 12.10
Arbitration Notice	Section 13.5(a)
Business	Recitals
CEO	Section 11.1(a)
CFC	Section 12.7(d)
CFO	Section 11.2
Chairman	Section 9.1(a)
Company	Preamble
Confidential Information	Section 12.13(a)
Didi Director	Section 9.1(a)
Didi Director Veto Matters	Section 10.2(e)
Didi Observer	Section 9.4
Direct US Investor	Section 12.7(c)
Dispute	Section 13.5(a)
Domestic Company	Preamble
Effective Date	Preamble
ESOP	Section 12.9(a)
ESOP Plan	Section 12.9(d)
ESOP Shares	Section 12.9(a)
Exempt Registrations	Section 3.4
Exercise Price	Section 12.9(b)
First Participation Notice	Section 7.4(a)
First Participation Period	Section 7.4(a)
HKIAC	Section 13.5(b)
HKIAC Rules	Section 13.5(b)
HK Company	Preamble
Incentive Employees	Section 12.9(a)
Indirect US Investor	Section 12.7(c)
Investor(s)	Preamble
Investor Director(s)	Section 9.1(a)
Losses	Section 12.5(a)
New Securities	Section 7.3
Observer(s)	Section 9.4
Ordinary Directors	Section 9.1(a)
Oversubscription Participants	Section 7.4(b)
Partnership(s)	Preamble
Participation Notice	Section 7.4 (b)
Party(ies)	Preamble
PFIC	Section 12.7(c)
PFIC Shareholder	Section 12.7(c)
Preemptive Right	Section 7.1
Preemptive Rights Holder	Section 7.1

Principal(s)	Preamble
Principal Holding Company(ies)	Preamble
Prior Agreement	Preamble
Pro Rata Share	Section 7.2
PV Observer	Section 9.4
Representatives	Section 12.13(b)
Restricted Business	Section 12.3(a)
Second Participation Notice	Section 7.4(b)
Second Participation Period	Section 7.4(b)
Security Holder	Section 12.16
Series C Purchase Agreement	Recitals
Services Period	Section 12.3(b)
Subsidiary Board	Section 9.1(b)
Taikang Director	Section 9.1(a)
TK Director Veto Matters	Section 10.2(c)
Tencent Director	Section 9.1(a)
Tencent Director Veto Matters	Section 10.2(d)
Trade Sale	Section 12.10
Vacancy Period	Section 9.2(b)
Violation	Section 5.1(a)
WFOE	Preamble
WP Director	Section 9.1(a)
WP Director Veto Matters	Section 10.2(b)

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) unless otherwise specified, references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xv) all references to dollars or to “US$” are to currency of the US and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies) and (xvi) in calculations of share numbers, (a) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue, and (b) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares.

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of $10,000,000. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the US), Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the US), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2; provided that the Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided further that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated pursuant to Section 2.4 or for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3 Right of Deferral.

(a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration (as defined below));

(2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4) with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the US), if Form F-3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000.

(b) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration, and reasonably acceptable to the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders requesting registration, provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration.

3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. Registration pursuant to this Section 3.1 shall not be deemed to be a demand registration as described in Section 2.1 or Section 2.2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.1.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy percent (70%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders requesting registration.

(b) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in the Company’s ESOP (as defined below), (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h) Otherwise comply with all rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i) Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(j) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(k) Take all action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, including the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 or Section 2.2, as the case may be; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.2, and the Company shall pay any and all such expenses.

5.	Registration-Related Indemnification.

5.1 Company Indemnity.

(a) To the maximum extent permitted by Law and the Memorandum and Articles, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, such Holder’s partners, officers, directors, shareholders, members, legal counsel, underwriters or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriters (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2 Holder Indemnity.

(a) To the maximum extent permitted by Law and the Memorandum and Articles, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the US), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is three (3) years from the date of closing of a Qualified IPO, and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the US. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the US where registration rights have significance or that the Company might effect an offering in the US in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the US but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the US shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the US as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.	Preemptive Right.

7.1 General. The Company hereby grants to each Shareholder (each, a “Preemptive Rights Holder”) the right of first refusal to purchase such Preemptive Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2 Pro Rata Share. A Preemptive Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including the Preferred Shares on an as-converted basis) held by such Preemptive Rights Holder immediately prior to the issuance of New Securities giving rise to the Preemptive Rights, to (b) the total number of Ordinary Shares (including the Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the Effective Date, except for:

(a) any Ordinary Shares and/or options or warrants therefor issued to employees, officers, directors, advisors or consultants of the Group Companies pursuant to the ESOP duly approved pursuant to Section 10 below;

(b) Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, provided such issuance is pursuant to the terms of such Convertible Security and the issuance of such Convertible Security is approved pursuant to Section 10.2 below;

(c) any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved pursuant to Section 10.2 below, in which the Preemptive Rights Holders have the right to participate on a pro-rata basis;

(d) any Equity Securities of the Company issued pursuant to a Qualified IPO;

(e) any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization, in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved pursuant to Section 10.2 below;

(f) any Equity Securities of the Company issued pursuant to the Series C Purchase Agreement; and

(g) any Ordinary Shares issued or issuable upon the conversion of the Preferred Shares.

7.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Preemptive Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Rights Holder’s Pro Rata Share). If any Preemptive Rights Holder fails to so respond in writing within the First Participation Period, then such Preemptive Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b) Second Participation Notice; Oversubscription. If any Preemptive Rights Holder fails or declines to fully exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to other Preemptive Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) describing the quantity of the remaining New Securities in accordance with subsection (a) above promptly after the expiry of the First Participation Period. Each Oversubscription Participant shall have fifteen (15) days from the date of the receipt of Second Participation Notice (the “Second Participation Period”) to notify the Company in writing of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant shall consult with each other with respect to the number of the additional New Securities it intends to buy; if the Oversubscription Participants fail to reach consensus thereon within five (5) days, then each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.5 Failure to Exercise. Upon the expiration of the Second Participation Period or, in the event no Preemptive Rights Holder exercises its Preemptive Right within the First Participation Period, upon expiration of the First Participation Period, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised, at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Rights Holders pursuant to this Section 7. Notwithstanding anything to the contrary herein, without the prior written consents of each Major Series A Investor, each Major Series B Investor and the Major Series C Investor, the Company shall not issue or sell any New Securities if such sale of the New Securities will in any event lead to (a) a change of Control of the Company, or (b) the Company unable to complete the Qualified IPO within the period agreed by each Major Series A Investor, each Major Series B Investor and the Major Series C Investor.

8.	Information and Inspection Rights.

8.1 Company Accountant. The Company shall, and together with the Principals, the Principal Holding Companies and the Partnerships shall procure the Group Companies, appoint and maintain the Company Accountant.

8.2 Delivery of Financial Statements. The Company shall, and together with the Principals, the Principal Holding Companies and the Partnerships shall procure the Company to, deliver to each Information Rights Holder the following documents or reports:

(a) an annual budget and business plan of the Group Companies on consolidated basis approved by the Board at least thirty (30) days prior to the beginning of each fiscal year; copies of such documents shall also be delivered to Weijinke simultaneously;

(b) within ninety (90) days after the end of each fiscal year of the Company, the management accounts (with copies delivered to Weijinke), and before the April 30th of each year, audited financial statements of the Company on consolidated basis for the immediate prior fiscal year, audited by the Company Accountant (with copies delivered to Weijinke, Boyu and Cinda);

(c) within thirty (30) days after the end of each fiscal quarters, a consolidated unaudited financial statements (including income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter) (with copies delivered to Boyu, Cinda and Weijinke);

(d) within fifteen (15) days after the end of each month, a business report (including the primary operational data) of such month, and a comparison of the financial results of such month with the corresponding monthly budget and business plan;

(e) within ten (10) days after each meeting of the Board or the Shareholders, copies of minutes of such meeting;

(f) upon reasonably requested by any Shareholder, or the applicable Laws or the regulatory institutions governing such Shareholder or the Affiliates of such Shareholder may request, any information in relation to the Group Companies;

(g) copies of all documents or other information sent to all other Shareholders reasonably requested by any Information Rights Holder, and a reasonable opportunity to communicate with the senior management so that such Information Rights Holder is able to obtain information;

(h) upon the reasonable request of any Shareholder, any information in relation to any material litigation, administrative investigation, administrative penalty against any of the Group Companies, any material noncompliance notice issued by the Governmental Authority against any of the Group Companies, and any other events which may have a material adverse effect on the operation of any of the Group Companies;

(i) as soon as practicable, any other information reasonably requested by any Information Rights Holder, including but not limited to, any information (i) with respect to a Group Company as required by Laws applicable to such Information Rights Holder or any of its Affiliate; (ii) for the purpose of the tax filing, internal audit or compliance check of such Information Rights Holder; (iii) required under the Section 12.6, and (iv) in connection with any litigation, legal proceedings, administrative investigation or penalty, incompliance notice issued by any Governmental Authority against any Group Company or other incidents that may have material adverse effect on the operations of any Group Company.

All documents to be provided pursuant to this Section 8.2 shall be delivered in a reasonable form. A set of financial statements shall consist of, without limitations, an income statement, balance sheet, cash flow and statement of changes in shareholders’ equity together with relevant notes thereto, and be prepared and constantly recorded in Chinese on a consolidation basis in accordance with the Accounting Standards and audited by the Company Accountant. A consolidated financial statement shall reflect all financial conditions of the Group Companies.

8.3 Inspection Rights. Each member of the Group Companies shall permit each Information Rights Holder or any independent advisors appointed by such Information Rights Holder, during normal business hours in a manner so as not to interfere with the normal business operations of such member of the Group, to (i) visit and inspect the premises of such Group Company; and (ii) examine the books of account and records, original accounting vouchers,, bond stubs, resolutions or minutes of meetings of shareholders, board or supervisory board of such Group Company.

8.4 Internal Audit. Each Information Rights Holder shall have the right to make suggestions or inquiries to the operations of the Group Companies. Without causing any interference in the operations of the Group Companies, each Information Rights Holder may, subject to it bearing all expenses and costs, engage an auditor to its satisfaction to conduct an internal audit on certain internal control matters of relevant Group Companies. Notwithstanding the foregoing, in the event any Information Rights Holder raises any questions with respect to the financial statements of the Company, which, in the reasonable opinion of the Information Rights Holder, are not properly addressed by the audited reports issued by the Company Accountant or the Company could not provide a reasonable explanations and the result of independent audit initiated by such Information Rights Holder indicates any material issue(s) of the Company or deviates from such financial statements of the Company issued by the Company Accountant significantly, the expenses and costs not exceeding RMB500,000 that were reasonably incurred by such Information Rights Holder in connection with such independent audit shall be borne and reimbursed by the Company.

9.	Election of Directors.

9.1 Board of Directors.

(a) The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of nine (9) directors with the composition of the Board determined as follows: (i) the Principal Holding Companies shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time five (5) directors on the Board (the “Ordinary Directors”), (ii) the Series A-1 Investor shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “WP Director”), (iii) Taikang shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (“Taikang Director”), (iv) Tencent shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Tencent Director”), and (v) Didi shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Didi Director”, together with WP Director, Taikang Director and Tencent Director, collectively, the “Investor Directors” and each, an “Investor Director”). The chairman of the Board (“Chairman”) shall be selected from one of the Ordinary Director, for the avoidance of doubts, in the event the composition of the Board changes in the future, the Shareholders agree to take necessary actions to make sure the number of the Ordinary Directors shall at all times exceed fifty percent (50%) of the total number of the directors of the Board.

(b) Unless otherwise waived by each of the Major Investors (such waiver may be revoked by such Major Investor at any time), each Major Group Company and Special Group Company (for the purpose of this Section 9.1(b), the term “Special Group Company” shall not include any regional sales company established by the Group Companies) shall, and the Parties hereto shall cause each such Major Group Company and Special Group Company to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) cause the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, (iii) cause the composition of each Subsidiary Board to at all times consist of the same persons as directors as those then on the Board, (iv) have an observer jointly appointed by the Series A-2 Investor and the Series A-3 Investor with the powers and rights commensurate with those set forth in Section 9.4, and (v) have an observer appointed by Links Advance (as applicable) with the powers and rights commensurate with those set forth in Section 9.4. For the avoidance of doubt, the composition of the Subsidiary Board may be changed pursuant to Section 10.2(a)(v), provided that without the prior written consent of the Series A-3 Investor or Links Advance (as the case may be), the rights of the Series A-2 Investor and Series A-3 Investor to jointly appoint PV Observer or the rights of Links Advance to appoint Didi Observer (as the case may be) to each Subsidiary Board shall not be affected.

9.2 Voting Agreements

(a) With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of Shareholders, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at nine (9) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (iii) against any nominees not designated pursuant to Section 9.1.

(b) Any Director designated pursuant to Section 9.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 9.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons (“Appointing Shareholder(s)”) then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein within thirty (30) days staring from the date of vacancy (the “Vacancy Period”), and each other Party agrees to cooperate with such Appointing Shareholder(s) in connection with the exercise of such right. In particular, if any Board meeting is held during the Vacancy Period, the Appointing Shareholder(s) shall be able to exercise the rights applicable to its Director(s) under Section 10 in an appropriate manner; provided however that if such Appointing Shareholder(s) fail(s) to fill the vacancy of the Director before the expiry of the Vacancy Period, then the Appointing Shareholder(s) shall not exercise the rights under Section 10 until such vacancy of Director is filled. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(c) The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Board pursuant to Section 9.1. Upon a removal or replacement of such director from the Board in accordance with Section 9.2(b), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

9.3 Board Meeting; Quorum. Subject to the provisions of the Memorandum and Articles, the Directors may regulate their proceedings as they think fit, provided however that (i) the board meetings shall be held at least once for each quarter unless the Board otherwise approves (so long as such approval includes the affirmative votes of all the Investor Directors); (ii) a board meeting shall be held upon the request of any Investor Director, or at least 1/3 of all Directors of the Board; and (iii) a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting shall be sent to such Directors within three (3) days after the meeting. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors in office elected in accordance with Section 9.1(a) that includes all of the Investor Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board. A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. Notwithstanding the foregoing and subject to Section 10.2, if notice of the board meeting has been duly delivered to all directors of the Board or the applicable Subsidiary Board prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of the Investor Directors, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the Directors present at the meeting shall adjourn the meeting to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one (1) day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and, if at the adjourned meeting, the number of directors required to be present under this Section 9.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting solely because of the absence of the Investor Directors, then the presence of the Investor Directors shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established, provided that at such adjourned meeting the business not included in the notice shall not be transacted. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

9.4 Observer. Series A-3 Investor and Series A-2 Investor shall jointly have the right to appoint and remove one (1) observer (the “PV Observer”) to the Board (and any subcommittee thereunder (if any)), and, to the extent none of the Directors is nominated or appointed by Didi, Links Advance shall have the right to appoint and remove one (1) observer (the “Didi Observer”, together with the PV Observer, collectively the “Observers” and each, an “Observer”) to the Board (and any subcommittee thereunder (if any)). Each Observer is entitled to attend all meetings of the Board and all subcommittees of the Board (if any) and make statements on such meetings, in a nonvoting observer capacity. The Company shall give each Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Directors at the same time and in the same manner as provided to such Directors; provided, however, that each Observer shall agree to hold in confidence all information so provided pursuant to the applicable Laws of Cayman Islands and the Transaction Documents. To avoid any doubt, if any matter was approved by the Board by a written resolution without holding a Board meeting, then each Observer is entitled to receive copies of all materials in the same manner as provided to the Directors. For the avoidance of doubt, in the event the Series A-3 Investor or its Affiliate transfers all the Equity Securities it held in the Company and assigns such right to appoint the PV Observer to any third party transferee other than its Affiliates, then the Series A-2 Investor shall not have the right to jointly appoint the PV Observer to the Board or subcommittees of the Board (if any).

9.5 Chairman. The Chairman shall preside over the Board meetings. The Chairman shall actively take actions within the scope of authority determined by the Board. The Chairman shall not promise any act or undertake any responsibility on behalf of the Company outside of the scope of authorization. If the Chairman is unable to perform his duties, the Chairman shall authorize another director to perform such duties, until he could perform such duties again or is replaced. The Chairman and other directors may concurrently serve as the senior managers of the Company. The Chairman shall be entitled to (i) propose a Board meeting, (ii) sign any documents on behalf of the Company required for the implementation of all resolutions adopted by the Board, (iii) propose the plan for the increase or reduction of the authorized capital or registered capital (as applicable) of the Group Companies; and (iv) other authorities and powers assigned by the Board.

9.6 Resignation. Any Director may resign as a Director at any time by giving a written letter of resignation to the Appointing Shareholder(s) and the Chairman. If such Director is the Chairman, he may resign as the Chairman by giving a written letter of resignation to the Appointing Shareholder(s) and the other Shareholders of the Company. Such resignation shall take effect immediately upon the delivery of the resignation application of such director to the appointing Party.

9.7 Remuneration and D&O Insurance. The remuneration of the Chairman shall be determined by the Board, and the Directors other than the Chairman shall not receive any compensation from the Company by virtue of their service as the director. The Shareholders and the Company hereby agree to release each Director of the Company from any and all liabilities in connection with his service as a Director of the Company to the maximum extent permitted by the applicable Laws, unless such director commits any gross negligence or willful misconduct. Upon the request of the Series A-1 Investor, Taikang, Tencent, and/or Didi, the Company shall purchase liability insurance for the Directors and senior officers from a reputable insurer by referring to practices of similar companies.

10.	Protective Provisions.

10.1 Acts Requiring Approval of the Board. Subject to Section 10.2, the Board shall be entitled to decide all major matters of the Company and/or the relevant Group Companies (as specified in the following Section 10.1(a) – Section 10.1(v)), including but without limitation the following (if any of the following matter requires the approval of the Shareholders of the Company in accordance with the applicable Laws and other Transaction Documents, then the Company shall not take any action unless such matter has been approved by such Shareholders):

(a) any acquisition of any equity interests or material assets of any Persons by the Group Companies in an amount equal to or exceeding RMB30,000,000; use or establishment of any trade name or brands other than those are currently used by the Group Companies as of the date hereof;

(b) any change of the size or composition of the board of directors of the Company, the Major Group Companies and/or the Special Group Companies (for the purpose of this Section 10.1(b), the term “Special Group Company” shall not include any regional sales company established by the Group Companies);

(c) any adoption, modification, implementation of the profit distribution plans and loss recovery plans of the Company, the Major Group Companies and/or the Special Group Companies; any capitalization of the capital surplus of any Group Company;

(d) any change to the Business, entering into or investment in any new business that is not related to the business of automobiles or financial services or any new business that is related to the business of automobiles or financial services but may have adverse effect on the Business;

(e) any approval, modification or amendment of any terms of the related party transactions between the Company, the Major Group Companies and/or the Special Group Companies as one party, and any director, shareholder, senior management, employees of the Company, the Major Group Companies and/or the Special Group Companies, or the Affiliates of such persons, or any Affiliate of the Company, the Major Group Companies and/or the Special Group Companies (except for the Major Group Companies and the Special Group Companies) as the other party (other than any business cooperation or similar transaction or arrangement between the Company, any Major Group Company and/or any Special Group Company, on the one hand, and Didi and/or any of its Affiliates, on the other hand), including without limitation, directly or indirectly providing loans, guarantee to any director, shareholder, senior management or employees of the Company, the Major Group Companies and/or the Special Group Companies or any of their Affiliates or providing indemnity or guarantee to any debts of any director, shareholder, senior management or employees of the Company, the Major Group Companies and/or the Special Group Companies or any of their Affiliates (for the avoidance of doubt, the payment of the commission and services fees by the Domestic Company to the other Group Companies Controlled by the Domestic Company in the ordinary course of business of automobiles financial services shall not be deemed as related party transactions, provided that such commission and services fees shall be priced on an arms-length basis and consistent with the past practice of the Domestic Company in connection with the payment of commission and/or services fees to the Subsidiaries Controlled by the Domestic Company);

(f) any incurrence by the Company, the Major Group Companies and/or the Special Group Companies of any Indebtedness to any third party outside the ordinary cause of the business (for the purpose of this Section 10.1(f), the ordinary cause of the business means, to the extent permitted by applicable Laws, (i) cooperating with banks or other financial institutions to repurchase or provide guarantee to overdue auto-loans in the business of automobile financing, (ii) incurrence of Indebtedness or provision of guarantees to banks or trusts in the business of financial lease, (iii) the working capital credit facility not exceeding RMB100,000,000 in aggregate provided by the financial institutions to the Domestic Company);

(g) any sale, Transfer, license, pledge or disposal in any other form of any Intellectual Property of the Company, the Major Group Company and/or the Special Group Company;

(h) any lending by any Group Company to any third parties, or making any capital commitment, payment or expenditure out of annual budget in an amount exceeding RMB5,000,000 for a single transaction or exceeding RMB10,000,000 in the aggregate for all such transactions during any fiscal year;

(i) any provision by any Group Company of any guarantee for the benefit of any third party (except for those occurring in the ordinary course of business to financial institutions);

(j) creation of Lien over the assets, business, rights or shares of any Group Company, other than the guarantee of Indebtedness to financial institutions incurred in a Group Company’s ordinary course of business or share pledge as provided under the Control Documents;

(k) any investment in or the set-up of (i) any Subsidiary, joint venture, partnership Controlled by any Group Company (except for those regional sales companies established by the Group Companies in the ordinary course of business which do not meet the standard as set forth in the sub-section (ii) of this Section 10.1(k)), (ii) any Subsidiary, joint venture or partnerships, the net asset value of which exceeds RMB 10,000,000, (iii) any Subsidiary, joint venture, partnership with the capital contributions (in a single transaction or in the aggregate) exceeding RMB 10,000,000 by any Group Company;

(l) the approval of, or any deviation from or amendment of, the annual budget (including the budget for Indebtedness and capital expenditure) and final accounts plan of the Company, the Major Group Companies and/or the Special Group Companies;

(m) the appointment and removal of any member of the senior management of the Company, the Major Group Companies and/or the Special Group Companies, including but not limited to the general manager, chief executive officer, chief financial officer, chief operation officer and other officers of or above such level;

(n) any undertaking or agreement to indemnify any third party made by the Company, the Major Group Companies and/or the Special Group Companies (other than those occur in the ordinary course of business);

(o) the introduction of key management member or other natural Person of any Major Group Companies and/or Special Group Companies by issuance of Equity Securities of such Group Companies as the incentives to such natural Person;

(p) the introduction of key management member or other natural Person of any Group Companies (other than the Major Group Companies and the Special Group Companies) by issuance of Equity Securities of such Group Companies as the incentives to such natural Person;

(q) the allocation of reserve fund, enterprise development fund, employees’ bonus and allowance fund and certain other funds by the Domestic Company, the WFOE or other PRC Group Companies required by the applicable Laws;

(r) the approval of, or any deviation from or amendment of, the business plan of the Company, the Major Group Companies and/or the Special Group Companies;

(s) determination of the remuneration of the Chairman;

(t) provided that the terms are compliant with Section 12.9, the adoption, amendment, implementation, or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies; the determination of the grant or issuance of options under the ESOP;

(u) setting up a new branch office, or any other Subsidiaries, joint ventures, partnerships other than those as set forth in Section 10.1(k); and

(v) upon reasonable judgment, any other matters which may have material effect on the Company or the Domestic Company or the WFOE.

10.2 Special Approval.

(a) Notwithstanding anything else to the contrary contained herein or in the Charter Documents of any Group Company, the Company, Principals, Principal Holding Companies and the Partnerships covenant that any matters listed below shall be approved by each of the Major Investors, provided that with respect to the matters set out in Section 10.2(a)(viii), the approval of each Major Investor shall be required only when such amendment, change or removal is relating to, or creates any limitation on, or would adversely affect the rights, preference, powers or privileges that such Major Investor is entitled to:

(i) any merger, amalgamation, division, consolidation, reorganization, liquidation, dissolution, cessation of business, winding up or Deemed Liquidation Event of any Group Company, any Transfer of any Equity Securities of any Group Company (other than the Company) or all or sustainably all assets or goodwill of any Group Company, any change to or restructuring on the capital structure of any Group Company, or any dilution of the shareholding percentage of the Company in any other Group Companies, any other matter involving a change of Control of any Group Companies;

(ii) any amendment or modification to any of the Charter Documents of the Company, any Major Group Company and Special Group Company;

(iii) except for the issuance of Equity Securities or options by the Company pursuant to the ESOP Plan and in compliance with Section 12.9, any action that changes the capital structure of any Company, Major Group Company or Special Group Company, including but without limitation any increase or decrease of the authorized capital or the registered capital, the issuance of any new Equity Securities, convertible securities, bonds, notes, warrants, options, any redemption of shares or other actions which may directly or indirectly dilute the shareholding percentage of any Major Series A Investor, Major Series B Investor or Major Series C Investor in the Company, or any action which may directly or indirectly dispose or dilute the interests of the Company in any Major Group Companies or Special Group Companies;

(iv) any sale or issuance of any Equity Securities, bonds, notes, warrants or options by the Company, the Major Group Companies and/or the Special Group Companies (except for the issuance of Equity Securities or options by the Company pursuant to the ESOP Plan and in compliance with Section 12.9); any purchase of any Equity Securities, bonds, notes, warrants or options of any other Persons by the Company, the Major Group Companies and/or the Special Group Companies;

(v) any public offering of any Equity Securities of the Company, the Major Group Companies and/or the Special Group Companies (including the determination of the plan, time, valuation, gross proceeds, stock exchange, and the underwriters therefor);

(vi) any action, dispute, claim, litigation, arbitration or other legal proceedings initiated by any Principal, any Principal Holding Company or any Group Companies which may directly or indirectly affect the interests of the applicable Major Investors in the Group Companies (except for those (x) occurring in the ordinary course of the business of the Group Companies or (y) initiated by such Principal, Principal Holding Company or Group Companies for purposes of enforcing their rights, privileges or remedies pursuant to any of the Transaction Documents in accordance with their terms);

(vii) any termination, modification or waiver of, or amendment to, any Control Documents;

(viii) any amendment or change to or removal of the rights, preferences, privileges, powers, or provisions in favor of any Investor, or creation of any limitations thereon;

(ix) any actions that grant any other Shareholder the rights, preferences, privileges, or powers senior to or on a parity with those granted to the Major Investors as to liquidation, dividend and asset distribution preference.

Notwithstanding anything else to the contrary contained herein or in the Charter Documents of any Group Company, in the absence of the affirmative vote of each of the Major Investors, none of the Company or its representatives shall have the right to take, or permit the Company or any applicable Group Company to take, approve, authorize, or agree or commit to do any matter listed in this Section 10.2(a), otherwise the relevant shareholder resolution or Board resolution and any action taken by the Company or any applicable Group Company or their respective representatives with respect to such matters shall be void, and be considered a material breach of the Transaction Documents by the Principals, Principal Holding Companies, the Partnerships and the Group Companies.

(b) The Principals, Principal Holding Companies and the Partnerships covenant that any matters listed in Section 10.1(a) through Section 10.1(o) of this Agreement (collectively, the “WP Director Veto Matters”) shall be approved by the Board including the affirmative vote of WP Director. In the absence of the above affirmative vote of WP Director, none of the Company or its representatives shall have the right to take, or permit the Company or any applicable Group Company to take or authorize, any matter in relation to the WP Director Veto Matters, otherwise the relevant Board resolution and any action taken by the Company, its representatives or any Group Company with respect to such matters shall be void, and be considered a material breach of the Transaction Documents of the Principals, Principal Holding Companies, the Partnerships and the Group Companies. Each of the Shareholders (if applicable) covenants to procure the Director appointed by such Shareholder(s) to comply with this Section 10.2(b).

(c) The Shareholders and the Company agree and covenant that any matters listed in Section 10.1(a) through Section 10.1(o) of this Agreement other than the matters listed in Section 10.1(l) and Section 10.1(m) (collectively, the “TK Director Veto Matters”) shall be approved by the Board (including the affirmative vote of Taikang Director). In the absence of the above affirmative vote of Taikang Director, none of the Company or its representatives shall have the right to take, or permit the Company or any applicable Group Company to take or authorize, any matter in relation to the TK Director Veto Matters, otherwise the relevant Board resolution and any actions taken by the Company, its representatives or any Group Company with respect to such matters shall be void, and be considered a material breach of the Transaction Documents of the Principals, Principal Holding Companies, the Partnerships and the Group Companies. Each of the Shareholders (if applicable) covenants to procure the Director appointed by such Shareholder(s) to comply with this Section 10.2(c).

(d) The Shareholders and the Company agree and covenant that any matters listed in Section 10.1(a) through Section 10.1(o) of this Agreement (collectively, the “Tencent Director Veto Matters”) shall be approved by the Board including the affirmative vote of Tencent Director. In the absence of the above affirmative vote of Tencent Director, none of the Company or its representatives shall have the right to take, or permit the Company or any applicable Group Company to take or authorize, any matter in relation to the Tencent Director Veto Matters, otherwise the relevant Board resolution and any actions taken by the Company, its representatives or any Group Company with respect to such matters shall be void, and be considered a material breach of the Transaction Documents of the Principals, Principal Holding Companies, the Partnerships and the Group Companies. Each of the Shareholders (if applicable) covenants to procure the Director appointed by such Shareholder(s) to comply with this Section 10.2(d). Notwithstanding the foregoing, the following matters shall be approved by Tencent or with the affirmative vote of Tencent Director (as the case may be): (i) any adoption or modification of the annual business plan and annual financial plan of the Company, (ii) any action that grant any rights, preferences, privileges (other than respect to any legal right of the shareholder in accordance with applicable laws) to any other Person or change of the rights of such Person, senior to or on a parity with Tencent, and (iii) any material change of the ESOP Plan and the employee share incentives to be granted according to such ESOP Plan, or setting up, modification of, or canceling any employee share incentive plan except for the ESOP as set out in Section 12.9 of this Agreement.

(e) The Shareholders and the Company agree and covenant that any matters listed in Section 10.1(a) through Section 10.1(o) of this Agreement (collectively, the “Didi Director Veto Matters”) shall be approved by the Board including the affirmative vote of Didi Director. In the absence of the above affirmative vote of Didi Director, none of the Company or its representatives shall have the right to take, or permit the Company or any applicable Group Company to take or authorize, any matter in relation to the Didi Director Veto Matters, otherwise the relevant Board resolution and any actions taken by the Company, its representatives or any Group Company with respect to such matters shall be void, and be considered a material breach of the Transaction Documents of the Principals, Principal Holding Companies, the Partnerships and the Group Companies. Each of the Shareholders (if applicable) covenants to procure the Director appointed by such Shareholder(s) to comply with this Section 10.2(e). Notwithstanding the foregoing, the declaration or payment of a dividend or other distribution on Ordinary Shares or Preferred Shares shall be approved by Didi or with the affirmative vote of Didi Director (as the case may be). Notwithstanding the foregoing, the following matters shall be approved by Didi or with the affirmative vote of Didi Director (as the case may be): (i) any adoption or modification of the annual business plan and annual financial plan of the Company, (ii) any action that grant any rights, preferences, privileges (other than respect to any legal right of the shareholder in accordance with applicable laws) to any other Person or change of the rights of such Person, senior to or on a parity with Didi, and (iii) any material change of the ESOP Plan and the employee share incentives to be granted according to such ESOP Plan, or setting up, modification of, or canceling any employee share incentive plan except for the ESOP as set out in Section 12.9 of this Agreement.

11.	Management

11.1 Chief Executive Officer

(a) The Company shall have one (1) chief executive officer (“CEO”). The CEO will be nominated by the Principals jointly and will be appointed by the Board. The CEO is responsible to the Board and will carry out the day-to-day operation of the Company. To facilitate the operation of the Company, the CEO may establish the applicable internal departments or functional organizations.

(b) The CEO shall enter into an employment contract with the Company which the term will be not less than three (3) years.

(c) The CEO’s powers and responsibilities include:

(i) implementation of the resolutions of the Board;

(ii) leading the management team and day-to-day operations of the Company;

(iii) acting on behalf of the Company within the scope of the authorization of the Board;

(iv) appointment and removal of the officers who are not appointed by the Board and determination of the remuneration of such officers (including but not limited to the standard of salary, subsidy, social insurance, welfare and travelling expense);

(v) execution of relevant agreements in the ordinary course of business within the scope of the authorization of the Board;

(vi) other responsibilities as may be authorized by the Board from time to time.

11.2 Chief Financial Officer

The Company shall have one (1) chief financial officer (“CFO”). The CFO will be nominated by the Principals and will be appointed by the Board. The responsibilities of the CFO are, including without limitation, establishment, implementation and management of the financial system of the Company; establishment and management of the internal audit system of the Company; establishment of the budget planning of the Company; overseeing the implementation of the ESOP; leading the annual external audit of the Company; and reporting to the Board of the financial conditions of the Company.

12.	Additional Covenants.

12.1 Equal Treatment; More Favorable Terms.

(a) The Principals and Shareholders covenant to procure the Company, and the Company undertakes to each Major Series A Investor, each Series B Investor and each Series C Investor, without the prior written consents of such Major Series A Investor, Series B Investor and Series C Investor, none of the Group Companies shall grant or make available to any Investors other than such Major Series A Investor, Series B Investor and Series C Investor any rights, privileges or protections more favorable than those granted to such Major Series A Investor and/or Series B Investor and/or Series C Investor.

(b) The Company, the Principals, the Principal Holding Companies and the Partnerships undertake to the Series A-1 Investor, Taikang, Tencent and/or Didi that, in the event the Company grants or makes available to, any other investors in any equity financing of the Company occurring after the Effective Date and until the consummation of a Qualified IPO, any terms and conditions more favorable than those granted to the Series A-1 Investor, Taikang, Tencent and/or Didi under the Transaction Documents, then such more favorable terms and conditions shall be extended to each of Series A-1 Investor, Taikang, Tencent and/or Didi if such Series A-1 Investors, Taikang, Tencent and/or Didi elects at its sole discretion to participate in such equity financing of the Company.

12.2 Compliance with Laws; Registrations.

(a) The Company shall, and shall cause other Group Companies to, establish appropriate compliance procedures to ensure that the Group Companies and their respective directors, officers and employees will comply with all applicable Laws and compliance policies of the Group Companies at all times. In addition, the Company shall establish a sound internal control system and keep accurate account books and records.

(b) Each of the Company, the Principals, the Principal Holding Companies, and the Partnerships undertakes that it/he/she shall not, and will cause the Group Companies and their respective Affiliates’ officers, directors, and Representatives (as defined below) not to, directly or indirectly, (a) take or authorize any action, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), the UK Bribery Act 2010 if applicable to the Group Companies, the Anti-unfair Competition Law of the PRC or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, including but not limited to using or authorizing the use of the funds of any Group Companies for the purpose of illegally donating to, making a gift of the same to, entertaining or otherwise illegally paying anything of value to any Government Official or any employees of any private corporations or entities, (b) offer or give, undertake or authorize to offer or give anything of value to any Government Official with the intent of (i) influencing any action or decision of such Governmental Official or any other person (if the Group Company or its Affiliates or Representatives know that all or part of such value is likely to be given, provided to, or undertaking to be provided to (whether directly or indirectly) any Government Official) within the scope of his or her authority, (ii) inducing such Government Official to take any acts or omissions in respect of his or her statutory duties, (iii) obtaining any improper advantage, or (iv) inducing such Governmental Official to influence or interfere in the actions or decisions of any Governmental Authority or entity or enterprise owned or Controlled by the Governmental Authority, so as to assist any Group Company in obtaining or retaining business, or obtain any approval for transactions contemplated by the Transaction Documents. The Company, the Principals, the Principal Holding Companies and the Partnerships shall procure that none of the Group Companies or their Affiliates or Representatives shall accept or receive any asset of value in connection with actions referred to in (i) to (iv) above.

(c) Without limiting the generality of the foregoing, each of the Company, the Principals, the Principal Holding Companies, and the Partnerships undertakes that it/he/she shall, and will cause the Group Companies to, carry out their business activities at any time in compliance with all applicable anti-money laundering decrees of relevant jurisdictions (including but not limited to all anti-money laundering Laws of PRC, US and United Kingdom) and standards and regulations thereunder, and any relevant or similar rules, regulations or guidelines promulgated or implemented by any governmental or regulatory authorities.

12.3 Non-compete.

(a) For so long as the Principals directly or indirectly hold any Equity Securities in the Company and until the later of (i) two (2) years after such Principals ceasing to be a Shareholder, Director or employee (as the case may be) of any Group Company and (ii) the consummation of a Qualified IPO, each of the Principals and the Principal Holding Companies shall not, and shall cause the key employees, senior management, Directors (other than the Investor Directors) of the Group Companies, his or her Immediate Family Members or the Immediate Family Members of his or her spouse, the Affiliates of any of the forgoing Persons (other than the Group Companies) not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, provide financial assistance to maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the Business or otherwise competes with the Group Companies (a “Restricted Business”), (ii) solicit any Person who is or has been at any time a customer or potential customer of the Group Companies for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or an agent or licensor or customer or a potential supplier or an agent or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company or to avoid from maintaining or entering into the business relationship with such Group Company, (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company (regardless of his/her position; whether or not his/her resign will lead to the breach of the contract between him/her and the relevant Group Companies), (iv) execute any agreement, make any covenant or take any other arrangement if such agreement, covenant or arrangement restrains or prejudices or is likely to restrain or prejudice the conduct of then current business by the Group Companies. The Principals, the Principal Holding Companies and the Partnerships hereby confirm and acknowledge that no Group Company has entered into any agreement or made any commitment which will lead to any of Major Investors and any of its Affiliates is subject to any non-compete obligation. The Principals expressly agree that the limitations set forth in this Section are reasonably tailored and reasonably necessary in light of the Investors’ investments into the Company. Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section shall be enforceable by each of the Group Companies and each Major Series A Investor, Series B Investor or Major Series C Investor separately and independently.

(b) Unless each of the Major Investors otherwise consents in writing, from the Effective Date until the second anniversary after the consummation of a Qualified IPO (the “Services Period”), each of the Principals shall devote his or her full time and attention to the business of the Group Companies, will use his or her best efforts to develop the business and interests of the Group Companies, and shall not terminate his employment with the applicable Group Companies. During the Services Period, the Principals shall comply with Section 12.3 of this Agreement, enter into and maintain an employment agreement and a confidentiality, non-compete, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-compete, non-solicitation and invention assignment provision with the applicable Group Companies in form and substance satisfactory to each of the Major Investors.

12.4 Qualified IPO. Subject to Section 10 hereof, each of the Company, the Principals, the Principal Holding Companies, and the Partnerships shall use its/his/her best efforts to facilitate the consummation of a Qualified IPO of the Company as approved pursuant to Section 10.2. Each of the Company, the Principals, the Principal Holding Companies, and the Partnerships undertakes that it/he/she will notify the Major Investors promptly of an offering plan (including but not limited to the offering price, valuation of the Company, selection of stock exchange, listing date, etc.). The Investors shall use their reasonable efforts to assist the Company with the listing and provide information as required by the applicable Laws and by any competent securities regulatory authorities.

12.5 Indemnity.

(a) Each of the Company, the Principals and the Principal Holding Companies hereby agrees to jointly and severally indemnify and hold harmless each of the Major Investors, and such Major Series A Investor’s and/or Series B Investor’s and/or Major Series C Investor’s directors, officers, employees, Affiliates, agents, successors and assigns, from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses, any claims made or otherwise initiated by any Person, and any diminution in value of the Company) (the “Losses”) directly or indirectly suffered by any Group Company, such Major Investor or such Major Investor’s directors, officers, employees, Affiliates, assigns, agents, successors directly or indirectly, as a result of, or based upon or arising from: (i) any representations or warranties given by any of the Company, the Principals and the Principal Holding Companies in the Transaction Documents, or were deemed to be, inaccurate on the date on which the same was given (subject to any survival period thereof); or (ii) any of the Company, the Principals and Principal Holding Companies fails to comply with any of its covenants, obligations or agreements under the Transaction Documents. For the avoidance of doubt, absent intentional or malicious transfer of assets or the Equity Securities directly or indirectly held by any Principal, such Principal’s liability hereunder shall be his/her personal liability limited to his/her personal property; for purpose of this Section 12.5, with respect to each Principal, the term “personal property” (i) shall include all the Equity Securities of the Company directly or indirectly held by such Principal (including through his/her respective Principal Holding Companies or holding in trust by other Shareholders), and (ii) shall not include any marital property or any property that is under the name of any Immediate Family Member of such Principal. For the further avoidance of doubt, except for those Equity Securities of the Company as subscribed or purchased by the Immediate Family Member of the Principals in accordance with the terms and conditions of the Transaction Documents, the Equity Interests directly or indirectly held by any Principal shall not be registered under the name of any Immediate Family Member of such Principal, or Transferred to any Immediate Family Member of such Principal for any reason other than the inheriting pursuant to the applicable Laws and each of the Principal shall cause the spouse of such Principal to waive his/her rights to the interests in connection with the Equity Securities of the Company directly or indirectly held by such Principal.

(b) Each of the Partnerships hereby agrees to severally and not jointly indemnify and hold harmless each of the Major Investors, and such Major Series A Investor’s and/or Series B Investor’s and/or Major Series C Investor’s directors, officers, employees, Affiliates, agents, successors and assigns, from and against any and all Losses directly or indirectly suffered by any Group Company or such Major Series A Investor and/or Series B Investor and/or Major Series C Investor or such Major Series A Investor’s and/or Series B Investor’s and /or Major Series C Investor’s directors, officers, employees, Affiliates, assigns, agents, successors, as a result of, or based upon or arising from: (i) any representations or warranties given by any of the Partnerships in the Transaction Documents, or were deemed to be, inaccurate on the date on which the same was given (subject to any survival period thereof); or (ii) any of the Partnerships fails to comply with any of its covenants, obligations or agreements under the Transaction Documents.

(c) If prior to the consummation of a Qualified IPO, any of the Company, Principals or Partnerships makes a request to Tencent to repurchase, redeem or Transfer any Shares held by it (other than according to Section 12.10), then each of the Company, Principals and Partnerships agrees to severally and jointly indemnify and hold harmless Tencent from and against any and all tax costs and/or Losses suffered by Tencent as a result of such repurchase, redemption or Transfer of Shares. For the avoidance of doubt, such indemnity shall not apply if Tencent at its own election Transfers its Shares or otherwise reduce its shareholding percentage in the Company (except due to any dilution as a result of any issuance of Equity Securities of the Company).

(d) If prior to the consummation of a Qualified IPO, any of the Company, Principals or Partnerships makes a request to Didi to repurchase, redeem or Transfer any Shares or any Equity Securities in the Domestic Company held by it (other than according to Section 12.10), then each of the Company, Principals and Partnerships agrees to severally and jointly indemnify and hold harmless Didi from and against any and all tax costs and/or Losses suffered by Didi as a result of such repurchase, redemption or Transfer of any Shares or any Equity Securities in the Domestic Company (as the case may be). For the avoidance of doubt, such indemnity shall not apply if Didi at its own election Transfers its Shares or otherwise reduce its shareholding percentage in the Company (except due to any dilution as a result of any issuance of Equity Securities of the Company).

12.6 Public Relations. The Company shall inform each of the Major Investors of any incidents, discussions, notifications or changes (other than upon reasonable assessment the daily, immaterial and routine communications with competent Governmental Authority), criminal or regulatory investigations or actions with respect to any tax matters involving any Group Companies such that each Major Series A Investor and/or each Major Series B Investor and/or Major Series C Investor could take appropriate actions to avoid or mitigate any regulatory risks arising from or in connection with such criminal or regulatory investigations or actions, and shall further provide reasonable assistance to each of the Major Investors or its Affiliates if necessary, including arranging meetings with competent Governmental Authorities and circulating announcements with respect to the matters in question upon reasonable request of such Major Series A Investor and/or Major Series B Investor and/or Major Series C Investor.

12.7 United States Tax Matters.

(a) None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes.

(b) The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or otherwise subject to income tax, in a jurisdiction other than the jurisdiction in which they have been organized.

(c) The Company shall use its reasonable best efforts to avoid future status of the Company or any of its Subsidiaries as a passive foreign investment company as defined in the Code (“PFIC”). Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or a Major Series A Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a US Person (“Direct US Investor”) and each US Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information necessary to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Shares requests in writing that the Company provide such information to such Indirect US Investor. This Section 12.7(c) shall survive any IPO.

(d) Each Principal represents that such Person is not a US Person and such Person is not owned, wholly or in part, directly or indirectly, by any US Person. Each Principal shall provide prompt written notice to the Company of any subsequent change in its US Person status. The Company shall use its reasonable best efforts to avoid future status of the Company or any of its Subsidiaries as a controlled foreign corporation as defined in the Code (“CFC”). Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information reasonably available to the Company concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of the Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall, to the extent reasonable, promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC.

(e) The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares informs the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(f) The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section shall be borne by the Company.

12.8 Other Tax Matters. To the extent compatible with applicable Laws and market practice, upon the reasonable request of any Major Series A Investor or the Major Series C Investor, the Company shall provide the information, data and assistance necessary for such Major Series A Investor or the Major Series C Investor (as the case may be) or any of their respective Affiliates to determine the Company’s tax status under the tax Laws of the US or to make any tax declaration based on its investment in the Company or to determine whether the Company is a PFIC or CFC under the tax Laws of the US.

12.9 Stock Option Plan.

(a) The Investors and the Parties hereof covenant and agree that the Company shall have the right to establish a bona fide employment-related share option plan (“ESOP”) and the total number of the Ordinary Shares reserved for ESOP shall be 27,845,526 (“ESOP Shares”) (subject to the adjustment of share split, share dividend, reclassification or other similar event) for allocation to the management and key employees (collectively, the “Incentive Employees”) of the Company or any Group Company pursuant to the terms of the ESOP, provided that such Incentive Employees shall have entered into and maintained a written employment contract with relevant Group Companies.

(b) The exercise price (“Exercise Price”) of the stock options under the ESOP shall be equal to Series A-1 Investment Price (as defined in the Memorandum and Articles). For the avoidance of doubt, the Exercise Price shall be adjusted accordingly in the event the Series A-1 Investment Price was adjusted pursuant to the Memorandum and Articles.

(c) The Parties agree that (i) the stock options under the ESOP shall be granted to the recipients in four (4) installments, each occurring within four (4) months after the end of the year 2017, 2018, 2019 and 2020; (ii) the stock options to acquire up to 20% of the total number of the ESOP Shares will be granted in each of first installment and second installment, the stock options to acquire up to 30% of the total number of the ESOP Shares will be granted in the third installment, and the remainder under the ESOP will be granted in the fourth installment such that the entire stock options under the ESOP will be granted in its entirety over a period of four (4) years; and (iii) each Principal shall be granted, in each of the four installments, the stock options to acquire up to 30% of such total number of ESOP Shares to be granted in that installment and the other eligible individual recipients and number of the ESOP Shares to be granted to such recipients under the ESOP shall be determined by the Principals.

(d) The Parties agree that an ESOP plan (“ESOP Plan”) shall be adopted to implement the ESOP, the ESOP Plan shall reflect this Section 12.9 and shall include without limitation: vesting schedule of the granted options, the restrictions to the ESOP Shares after the expiration of the vesting schedule (including without limitation the restrictions on transfer and voting), the disposal of the granted options after the termination of the employment contract of the Incentive Employees, the duty and obligations of the Incentive Employees (including without limitation the obligation of confidentiality and non-competition), the disposal of the granted options after the breach of the ESOP Plan by the Incentive Employees and other customary terms in relation to an employment-related share option plan reflecting the market practice. For the avoidance of doubt, the Parties agree that other than those already provided hereunder, any other matter of the ESOP or in connection with the ESOP shall be conducted or implemented in accordance with market practice and shall be reflected in the ESOP Plan. The Parties further agree that any specific implementation plan in relation to the ESOP shall be determined and conducted by the Principals, provided that such implementation plan is consistent with and in compliance with this Section 12.9.

(e) In the event of the occurrence of an IPO (approved by the Board (including the affirmative votes of all the Investor Directors) and Series A-3 Investor), the Principals may in their mutual consent to accelerate the exercise of the granted options. For the avoidance of doubt, for the purpose of this Section 12.9(e), “accelerate the exercise of the granted options” means (i) accelerate the vesting of the granted options under the ESOP, (ii) accelerate the exercise of the granted options under the ESOP, and (iii) the combination of (i) and (ii).

(f) The Parties hereby covenant to take necessary actions to cooperate the implementation of the ESOP pursuant to this Section 12.9, including without limitation, to execute the necessary relevant agreements in relation to the implementation of the ESOP.

(g) With the approval of the Board in accordance with Section 10.1(o) or Section 10.1(p), the Parties agree that the regional sales companies which are the Subsidiaries of the Company shall be entitled to adopt an equity incentive, purchase or participation plan by offering an incentive to employees of such regional sales companies (other than any employees of the Domestic Company) of interests in key employee stock holding platforms.

(h) Subject to other relevant provision of the Transaction Documents, the Parties hereby agree that (i) the Company shall not issue any Equity Securities to the new purchasers, if such purchases do not fully accept and recognize this Section 12.9, and (ii) any Shareholder shall not Transfer any Equity Securities to the proposed transferees, if transferees do not fully accept and recognize this Section 12.9.

12.10 Drag-Along Rights. If at any time after the Effective Date and prior to the consummation of the Qualified IPO there shall be a bona fide offer from a third party to effect a transaction or a series transactions which will lead to a Deemed Liquidation Event (“Trade Sale”), and if so approved by the Shareholders of more than seventy-five percent (75%) of the then outstanding share capital of the Company on an as-converted but otherwise non-diluted basis, which shall at least include: (a) each Principal Holding Company, (b) each Major Series A Investor, (c) each Major Series B Investor, and (d) the Major Series C Investor (collectively the “Approving Holders”), then other Shareholders, their respective assignees and the Director(s) appointed by such Shareholders (if applicable) shall, and the Principles shall procure the ESOP option holders shall, execute and deliver all related documentation and take such other action in support of the Trade Sale and participate in the Trade Sale on the same terms and conditions as agreed by and between the Approving Holders and such third party.

12.11 Transfers Restrictions to Tencent Restricted Persons. Notwithstanding anything hereunder to the contrary, for so long as Tencent holds no less than fifty percent (50%) of the Equity Securities held by Tencent in the Company as of the Effective Date (subject to adjustment for any conversion, share split, share division, share combination, share dividend or similar events with respect to such shares), then before the consummation of a Qualified IPO, without the prior written consent of Tencent (i) neither the Company nor any Shareholders of the Company other than Tencent may approve a Trade Sale with or Transfer any Equity Securities in any Group Company to a Tencent Restricted Person, (ii) neither the Company nor any Shareholders of the Company other than Tencent shall approve or authorize to grant, issue any Equity Securities of the Company to a Tencent Restricted Person, and (iii) neither the Company nor any other Group Companies shall set up any joint venture, partnership or enter into any strategic cooperation arrangements with a Tencent Restricted Person. Notwithstanding anything to the contrary hereunder or under any other Transaction Document, so long as Tencent’s shareholding percentage in the Company is not lower than five percent (5%) on a non-diluted basis, then the restrictions set forth in (i) to (ii) of this Section 12.11 shall continue to apply after the consummation of an IPO, provided that such restrictions shall not apply, after the consummation of an IPO, (x) to any transfer of Equity Securities by any Investor or Minghuai L.P., or (y) to any transfer of Equity Securities by any Principal, Principal Holding Company, any senior management of the Company who is then a Shareholder of the Company, Xiehuai L.P. or Huaiyuan L.P. on a public market where he or it is unable to identify the identity of the proposed transferee(s)). For the avoidance of doubt, the restrictions set forth in (iii) of this Section 12.11 shall not apply after the consummation of an IPO, provided that if any Group Company intendeds to set up any joint venture, partnership or enter into any strategic cooperation arrangements with a Tencent Restricted Person, the Company shall give a written notice to Tencent at least fifteen (15) days prior to the setting up of such joint venture, partnership or entering into such strategic cooperation arrangements.

12.12 Transfers Restrictions to Didi Restricted Persons. Notwithstanding anything hereunder to the contrary, for so long as Didi holds no less than fifty percent (50%) of the Equity Securities held by Didi in the Company as of the Effective Date (subject to adjustment for any conversion, share split, share division, share combination, share dividend or similar events with respect to such shares), then before the consummation of a Qualified IPO, without the prior written consent of Didi (i) neither the Company nor any Shareholders of the Company other than Didi may approve a Trade Sale with or Transfer any Equity Securities in any Group Company to a Didi Restricted Person, (ii) neither the Company nor any Shareholders of the Company other than Didi shall approve or authorize to grant or issue any Equity Securities of the Company to a Didi Restricted Person, and (iii) neither the Company nor any other Group Companies shall set up any joint venture, partnership or enter into any strategic cooperation arrangements with a Didi Restricted Person, other than (A) any business cooperation with respect to the sale of automobiles between any Group Company, on the one hand, and上海赛可电子商务有限公司 or 上海汽车贸易有限公司, on the other hand, that is conducted substantially in the same manner as that has been disclosed in writing to Didi as of the date hereof and (B) any business cooperation between any Group Company, on the one hand, and SAIC Motor Corporation Limited or any of its Affiliates, on the other hand (excluding any business cooperation with any entity that operates under the brand “Chexiang (车享)” or any Subsidiary of such entity). Notwithstanding anything to the contrary hereunder or under any other Transaction Document, so long as Didi’s shareholding percentage in the Company is not lower than five percent (5%) on a non-diluted basis, the restrictions set forth in (i) to (iii) of this Section 12.12 shall continue to apply after the consummation of an IPO, provided that such restrictions shall not apply, after the consummation of an IPO, (x) to any transfer of Equity Securities by any Investor or Minghuai L.P., or (y) to any transfer of Equity Securities by any Principal, Principal Holding Company, any senior management of the Company who is then a Shareholder of the Company, Xiehuai L.P. or Huaiyuan L.P. on a public market where he or it is unable to identify the identity of the proposed transferee(s)).

12.13 Reclassification of Ordinary Shares. The Parties agree that when and only when immediately prior to the consummation of a Qualified IPO, the Ordinary Shares of the Company shall be reclassified such that each Ordinary Share held by the Principals through Principal Holding Companies shall have twenty (20) votes while each Ordinary Share on an as-converted basis held by other Shareholders shall have one (1) vote.

12.14 Confidentiality.

(a) The terms and conditions of the Transaction Documents, including their existence, the negotiations or any other respects thereof shall be considered confidential information (collectively, the “Confidential Information”) and shall not be disclosed directly or indirectly by any of the Parties to any other Person, and the Company, the Principals, the Principal Holding Companies and the Partnerships shall procure the Group Companies to comply with this Section 12.14 and not to disclose the Confidential Information directly or indirectly to any other Person.

(b) Notwithstanding the foregoing, any Party may (i) disclose any of the Confidential Information for the purposes of internal use to its current or bona fide prospective partners, investors or transferees, Affiliates and their employees, management, directors, investment bankers, lenders, accountants, attorneys, business partners, representatives or consultants (“Representatives”), in each case only where such Persons are under similar nondisclosure obligations; (ii) disclose any of the Confidential Information if such Party is required by the applicable Laws, provided that such Party shall provide the other Parties with written notice three (3) days prior to the disclosure of the Confidential Information and such Party shall furnish only that portion of the information which is legally required to be disclosed; (iii) disclose any of the Confidential Information pursuant to any legal procedure, or the regulations, orders, directions, court summons, instruct, requirement (including the oral requirement), rule, investigation request (or similar procedures) or other legal or similar requests launched, issued, enforced by any court, judicial body, regulatory body, self-regulatory organizations (including the stock exchanges), legislative body/organization/agent, commissions or in connection with any other judicial or administrative or legal procedures (including request for response of any oral questions, inquiries, information or documents), provided that such Party shall provide the other Parties with written notice three (3) days prior to the disclosure of the Confidential Information; (iv) disclose any of the Confidential Information as required by the relevant Governmental Authorities which have the legitimate power to supervise and regulate the business operation of such Party or any of its Affiliates, provided that such Party shall provide the other Parties with written notice three (3) days prior to the disclosure of the Confidential Information, the Confidential Information to be provided shall be determined by such Party in good faith; and (v) disclose any of the Confidential Information with the written approval of the information provider.

(c) Without the prior written consents of the Investors, no Parties shall, and the Company, the Principals, the Principal Holding Companies and the Partnerships shall cause other Group Companies not to, release announcements, press release, or other public disclosure in relation to the transactions as set forth in the Transaction Documents; without the prior written consent of relevant Investor in each specific case, no other Party shall use the name of such Investor.

(d) Notwithstanding the forgoing, each Investor may disclose any of the Confidential Information to its current shareholders, lenders, partners, key employees, accountants and attorneys, in each case strictly on a need-to-know basis and where such persons or entities are under appropriate nondisclosure obligations substantially similar to this Section 12.14. Without limiting the generality of the foregoing, each Investor shall be entitled to disclose the financing terms (i.e. terms and conditions of the Transaction Documents) for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

12.15 Business of the Group Companies. Except for holding the interest in its Subsidiaries, each of the Company and the HK Company shall not engage in any business or operations except with the approval of the Board and any required approvals under Section 10. The business of each other Group Company shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 10.

12.16 SAFE Registration. If any holder or beneficial owner of Equity Securities of a Group Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under applicable SAFE Rules and Regulations, the Parties (other than the Investors) shall use their commercially reasonable efforts to cause the Security Holder to promptly take such actions and execute such instruments to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors) shall use their commercially reasonable efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

13.	Miscellaneous.

13.1 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, Section 8, Section 9, Section 10, Section 11, and Section 12 (except for Section 12.13 and the provisions in respect of Didi Observer under Sections 9.1(b) and 9.4) shall terminate on the consummation of the Qualified IPO, other than any provisions that are expressly provided to survive any IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through Section 6 and Section 13 (other than Section 13.2)). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

13.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its or his best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

13.3 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to the Right of First Refusal & Co-Sale Agreement, the rights of any Major Series A Investor, Series B Investor and Major Series C Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Major Series A Investor, Series B Investor and Major Series C Investor. The rights and obligations of the Principals and the Principal Holding Companies hereunder shall not otherwise be assigned without the prior written consent of each of the Major Investors.

13.4 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

13.5 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice Law in Hong Kong.

(c) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of Laws thereunder, and shall not apply any other substantive Law.

(g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

13.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, electronic mail or similar means to the address of the relevant Party as shown on Schedule E (or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of three (3) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

13.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

13.8 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

13.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

13.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

13.11 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of each Party hereunder. Notwithstanding the foregoing, any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

13.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

13.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

13.14 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

13.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

13.16 Entire Agreement. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

13.17 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

13.18 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend. Any reference to or calculation of Shares in issue under this Agreement shall exclude treasury shares.

13.19 Grant of Proxy. Upon the failure of any Principal Holding Companies to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Principal Holding Company hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by such Principal Holding Company, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 13.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

13.20 No Use of Name. Without the prior written consent of an Investor, and whether or not it or any Affiliate thereof is then a Shareholder of the Company, no Party hereto shall (or shall permit any Affiliate thereof to) (i) use, publish or reproduce the name or logo of such Investor or its Affiliates or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements); or (ii) announce the goods or services provided by the Group Companies have been accepted, endorsed or authorized by such Investor or any Affiliate of such Investor. The Company further agrees that it will not announce the details of the transactions between any Group Company, on the one hand, and any Affiliate of the relevant Investor, on the other hand, as set forth in the relevant Transaction Documents, without the prior written consent of such Investor.

13.21 Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated in this Agreement. Such amendment and restatement is effective upon execution of this Agreement by the parties hereto. Upon such effectiveness, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force and effect.

13.22 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

13.23 No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of any Investor or its Affiliates to any Group Company or its shareholders.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Cango Inc.

By:	/s/ ZHANG Xiaojun

Name:
Title:

Cango Group Limited

By:	/s/ ZHANG Xiaojun

Name:
Title:

Shanghai Cango Investment and Management Consultation Service Co., Ltd. (上海灿谷投资管理咨询服务有限公司)
(seal)

By:	/s/ ZHANG Xiaojun

Name:
Title:

Can Gu Long (Shanghai) Information Technology Consulting Services Co., Ltd. (灿谷隆(上海)信息科技咨询服务有限公司)
(seal)

By:	/s/ ZHANG Xiaojun

Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:
/s/ ZHANG Xiaojun ZHANG Xiaojun (张晓俊)
/s/ LIN Jiayuan LIN Jiayuan (林佳元)

PRINCIPAL HOLDING COMPANIES:

Eagle Central Holding Limited

By:	/s/ ZHANG Xiaojun

Name:
Title:

Medway Brilliant Holding Limited

By:	/s/ LIN Jiayuan

Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PARTNERSHIPS:

Huaiyuan L.P.

By:	/s/ XU Shouyan

Name:
Title:

Minghuai L.P.

By:	/s/ YU Beibei

Name:
Title:

Xiehuai L.P.

By:	/s/ LIN Jiayuan

Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Warburg Pincus Cango Fintech Investment Company Limited

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: PV Peacock Limited

By:	/s/ Ena Leung

Name:	Ena Leung
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Zodiac One Limited

By:	/s/ Ena Leung

Name:	Ena Leung
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Magic Spark Inc.

By:	/s/ YU Gang

Name:	YU Gang (于刚)
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: TK Autolink Inc.

By:	/s/ Yunyun ZHANG

Name:	Yunyun ZHANG
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Tencent Mobility Limited

By:	/s/ Ma Huateng

Name:	Ma Huateng
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Links Advance Holdings Limited

By:	/s/ CHENG Wei

Name:	CHENG Wei
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Haitong International Investment Holdings Limited

By:	/s/ Deng Xi

Name:	Deng Xi
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Harbourside 1712 Limited

By:	/s/ Xiaoxiao LI

Name:	Xiaoxiao LI
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: China TH Capital Limited 中国泰合资本有限公司

By:	/s/ Liangjing Song

Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: Harmonic Century Limited

By:	/s/ Vincent Fok

Name:	Vincent Fok
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: RXD International. Ltd

By:	/s/ CHEN Jing

Name:	CHEN Jing
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: DiDi Sunshine Investments L.P. By: its general partner, DiDi Sunshine GP Limited

By:	/s/ CHENG WEI

Name:	CHENG WEI
Title:	Director

Signature Page to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS: CHJ Technologies Inc.

By:	/s/ LI Xiang

Name:
Title:

Signature Page to Amended and Restated Shareholders Agreement